Exhibit 99.1

October 16, 2019
Limelight Networks(R) Reports Financial Results for the Third Quarter of 2019

•	Revenue of $51.3 million, up 4 percent year over year, up 12% sequentially

•	GAAP basic EPS of $(0.02) and Non-GAAP EPS of $0.01

•	Confirming accelerated growth in revenue, profitability and free cash flow for Q4 2019

•	Delivered record traffic, exceeding previous record by approximately 20%
Limelight Networks, Inc. (Nasdaq:LLNW) (Limelight), a leading provider of edge cloud services, today reported revenue of $51.3 million for the third quarter of 2019, up 4% compared to $49.3 million in the third quarter of 2018. Currency negatively impacted year-over-year comparison by $0.2 million.
Limelight reported a net loss of $2.8 million, or $(0.02) per basic share for the third quarter of 2019, compared to a net loss of $0.3 million, or break-even per basic share, in the third quarter of 2018.
Non-GAAP net income was $0.6 million, or $0.01 per basic share, for the third quarter of 2019, compared to non-GAAP net income of $3.2 million, or $0.03 per basic share, in the third quarter of 2018.
EBITDA was $2.5 million for the third quarter of 2019, compared to $4.3 million for the third quarter of 2018. Adjusted EBITDA was $5.8 million for the third quarter of 2019, compared to $7.7 million for the third quarter of 2018.
Limelight ended the third quarter with 609 employees and employee equivalents, up from 594 at the end of the second quarter of 2019, and up from 551 in the year ago period.
“We are extremely pleased with our third quarter results. Our revenue was the highest third quarter revenue ever and our second highest revenue in any quarter. We also set a new record for traffic in the quarter, continuing the rapid growth that we have demonstrated throughout the year. We achieved these results by accelerating investments in infrastructure and significantly growing capacity, while still maintaining fiscal discipline by controlling expenses,” said Bob Lento, Chief Executive Officer at Limelight.
“We believe the fourth quarter will see year-over-year acceleration in revenue growth and meaningful improvements in gross margin and overall profitability. Even at the low end of our guidance, fourth quarter growth rates exceed 35% year-over-year and in excess of 15% sequentially. These healthy trends validate our strategy to focus on video-based edge services. We believe this positions us for a strong 2020 and beyond and will lead to the creation of tremendous shareholder value,” Mr. Lento added.
Based on current conditions, we expect 2019 revenue to be between $200 and $210 million dollars. GAAP net loss is expected to be approximately $0.10 per share and Non-GAAP earnings per share should be near breakeven. Capital expenditures should be approximately $30 million dollars.

Exhibit 99.1

Financial Tables
Limelight Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	September 30, 2019	June 30, 2019	December 31, 2018
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,832	$24,698	$25,383
Marketable securities	3,218	4,224	25,083
Accounts receivable, net	35,818	31,098	26,041
Income taxes receivable	77	125	122
Prepaid expenses and other current assets	9,522	8,739	14,789
Total current assets	63,467	68,884	91,418
Property and equipment, net	46,304	35,531	27,378
Operating lease right of use assets	12,667	2,701	—
Marketable securities, less current portion	40	40	40
Deferred income taxes	1,474	1,443	1,462
Goodwill	77,051	76,848	76,407
Other assets	7,394	5,848	2,220
Total assets	$208,397	$191,295	$198,925
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,641	$14,346	$9,216
Deferred revenue	1,205	1,331	1,883
Operating lease liability obligations	1,870	1,579	—
Income taxes payable	325	270	124
Provision for litigation	—	—	9,000
Other current liabilities	12,516	15,227	12,922
Total current liabilities	36,557	32,753	33,145
Operating lease liability obligations, less current portion	13,331	1,325	—
Deferred income taxes	123	140	152
Deferred revenue, less current portion	162	149	42
Other long-term liabilities	300	283	435
Total liabilities	50,473	34,650	33,774
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 116,513 115,760 and 114,246 shares issued and outstanding at September 30, 2019, June 30, 2019 and December 31, 2018, respectively	117	116	114
Additional paid-in capital	524,758	520,375	513,682
Accumulated other comprehensive loss	(9,837)	(9,483)	(10,033)
Accumulated deficit	(357,114)	(354,363)	(338,612)
Total stockholders’ equity	157,924	156,645	165,151
Total liabilities and stockholders’ equity	$208,397	$191,295	$198,925

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	Percent	Sept. 30,	Percent	Sept. 30,	Sept. 30,	Percent
	2019	2019	Change	2018	Change	2019	2018	Change
Revenue	$51,321	$45,904	12%	$49,315	4%	$140,505	$151,678	(7)%
Cost of revenue:
Cost of services (1)	25,602	22,769	12%	21,519	19%	71,311	63,779	12%
Depreciation — network	4,961	4,628	7%	3,761	32%	13,905	12,337	13%
Total cost of revenue	30,563	27,397	12%	25,280	21%	85,216	76,116	12%
Gross profit	20,758	18,507	12%	24,035	(14)%	55,289	75,562	(27)%
Gross profit percentage	40.4%	40.3%		48.7%		39.4%	49.8%
Operating expenses:
General and administrative (1)	7,356	8,340	(12)%	7,851	(6)%	23,231	24,890	(7)%
Sales and marketing (1)	10,713	10,994	(3)%	9,766	10%	32,679	30,068	9%
Research and development (1)	5,160	6,013	(14)%	5,882	(12)%	17,075	18,294	(7)%
Depreciation and amortization	172	127	35%	616	(72)%	545	1,837	(70)%
Total operating expenses	23,401	25,474	(8)%	24,115	(3)%	73,530	75,089	(2)%
Operating (loss) income	(2,643)	(6,967)	NM	(80)	NM	(18,241)	473	NM
Other income (expense):
Interest expense	(10)	(10)	NM	(10)	NM	(30)	(76)	NM
Interest income	81	110	NM	177	NM	402	440	NM
Settlement and patent license income	—	—	NM	—	NM	—	14,900	NM
Other, net	(13)	(70)	NM	(246)	NM	(89)	(355)	NM
Total other income (expense)	58	30	NM	(79)	NM	283	14,909	NM
(Loss) income before income taxes	(2,585)	(6,937)	NM	(159)	NM	(17,958)	15,382	NM
Income tax expense	166	255	NM	113	NM	544	347	NM
Net (loss) income	$(2,751)	$(7,192)	NM	$(272)	NM	$(18,502)	$15,035	NM

Net (loss) income per share:
Basic	$(0.02)	$(0.06)		$—		$(0.16)	$0.13
Diluted	$(0.02)	$(0.06)		$—		$(0.16)	$0.13

Weighted average shares used in per share calculation:
Basic	116,270	115,275		112,760		115,318	111,626
Diluted	116,270	115,275		112,760		115,318	120,025

(1) Includes share-based compensation (see supplemental table for figures)

Exhibit 99.1

Limelight Networks, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2019	2019	2018	2019	2018
Share-based compensation:
Cost of services	$331	$377	$352	$1,119	$1,059
General and administrative	2,006	2,140	1,887	6,240	5,666
Sales and marketing	584	598	638	1,666	1,874
Research and development	437	534	544	1,438	1,746
Total share-based compensation	$3,358	$3,649	$3,421	$10,463	$10,345

Depreciation and amortization:
Network-related depreciation	$4,961	$4,628	$3,761	$13,905	$12,337
Other depreciation and amortization	172	127	616	545	1,837
Total depreciation and amortization	$5,133	$4,755	$4,377	$14,450	$14,174

Net increase (decrease) in cash, cash equivalents and marketable securities:	$(10,872)	$(9,719)	$7,065	$(32,416)	$3,319

End of period statistics:
Approximate number of active customers	609	621	667	609	667

Number of employees and employee equivalents	609	594	551	609	551

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2019	2019	2018	2019	2018
Operating activities
Net (loss) income	$(2,751)	$(7,192)	$(272)	$(18,502)	$15,035
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	5,133	4,755	4,377	14,450	14,174
Share-based compensation	3,358	3,649	3,421	10,463	10,345
Settlement and patent license income	—	—	—	—	(14,900)
Foreign currency remeasurement (gain) loss	21	(135)	64	(104)	(97)
Deferred income taxes	(61)	82	(16)	(30)	(86)
Gain on sale of property and equipment	(5)	(21)	(18)	(56)	(131)
Accounts receivable charges	580	437	157	1,274	453
Amortization of premium on marketable securities	9	8	24	29	82
Changes in operating assets and liabilities:
Accounts receivable	(5,300)	(2,031)	5,558	(11,051)	5,781
Prepaid expenses and other current assets	(885)	582	(2,757)	(777)	(2,530)
Income taxes receivable	45	—	7	43	(56)
Other assets	781	(1,685)	(192)	(2,641)	(759)
Accounts payable and other current liabilities	(2,798)	4,230	3,058	3,675	(2,526)
Deferred revenue	(112)	(148)	(82)	(557)	85
Income taxes payable	61	81	(113)	204	(350)
Payments related to litigation, net	—	(1,520)	(1,520)	(3,040)	(7,540)
Other long term liabilities	16	22	(4)	(137)	(173)
Net cash (used in) provided by operating activities	(1,908)	1,114	11,692	(6,757)	16,807
Investing activities
Purchases of marketable securities	—	(1,013)	(15,962)	(10,279)	(15,962)
Sale and maturities of marketable securities	1,000	18,929	8,850	32,153	20,365
Purchases of property and equipment	(7,750)	(11,456)	(4,214)	(24,224)	(10,495)
Proceeds from sale of property and equipment	5	17	18	51	131
Net cash (used in) provided by investing activities	(6,745)	6,477	(11,308)	(2,299)	(5,961)
Financing activities
Payment of employee tax withholdings related to restricted stock vesting	(1,015)	(619)	(996)	(2,528)	(3,808)
Cash paid for purchase of common stock	—	—	—	—	(3,800)
Proceeds from employee stock plans	13	1,095	737	1,116	4,799
Net cash (used in) provided by financing activities	(1,002)	476	(259)	(1,412)	(2,809)
Effect of exchange rate changes on cash and cash equivalents	(211)	132	(166)	(83)	(271)
Net (decrease) increase in cash and cash equivalents	(9,866)	8,199	(41)	(10,551)	7,766
Cash and cash equivalents, beginning of period	24,698	16,499	28,719	25,383	20,912
Cash and cash equivalents, end of period	$14,832	$24,698	$28,678	$14,832	$28,678
Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss), EBITDA and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance. We define Non-GAAP net income (loss) to be U.S. GAAP net income (loss) adjusted to exclude the settlement and patent license income, share-based compensation and litigation expenses. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA as U.S. GAAP net income (loss) adjusted to exclude depreciation and amortization, interest expense, interest and other (income) expense, and income tax expense. We define Adjusted EBITDA as EBITDA adjusted to exclude the settlement and patent license income, share-based compensation and litigation expenses. We use Adjusted EBITDA as a supplemental measure to

Exhibit 99.1

review and assess operating performance. Our management uses these Non-GAAP financial measures because, collectively, they provide valuable information on the performance of our on-going operations, excluding non-cash charges, taxes and non-core activities (including interest payments related to financing activities). These measures also enable our management to compare the results of our on-going operations from period to period, and allow management to review the performance of our on-going operations against our peer companies and against other companies in our industry and adjacent industries. We believe these measures also provide similar insights to investors, and enable investors to review our results of operations “through the eyes of management.”
Furthermore, our management uses these Non-GAAP financial measures to assist them in making decisions regarding our strategic priorities and areas for future investment and focus.
The terms Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net income (loss), EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	these measures do not reflect changes in, or cash requirements for, our working capital needs;

•	Non-GAAP net income (loss) and Adjusted EBITDA do not reflect the cash requirements necessary for litigation costs, including provision for litigation and litigation expenses;

•	these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;

•	these measures do not reflect income taxes or the cash requirements for any tax payments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	other companies may calculate Non-GAAP net income (loss), EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management's analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:

Exhibit 99.1

Reconciliation of Non-GAAP Financial Measures
Limelight is presenting the most directly comparable U.S. GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable U.S. GAAP measures. Per share amounts may not foot due to rounding.

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands)
(Unaudited

	Three Months Ended						Nine Months Ended
	September 30, 2019		June 30, 2019		September 30, 2018		September 30, 2019		September 30, 2018
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net (loss) income	$(2,751)	$(0.02)	$(7,192)	$(0.06)	$(272)	$—	$(18,502)	$(0.16)	$15,035	$0.13
Settlement and patent license income	—	—	—	—	—	—	—	—	(14,900)	(0.13)
Share-based compensation	3,358	0.03	3,649	0.03	3,421	0.03	10,463	0.09	10,345	0.09
Litigation expenses	—	—	—	—	19	—	—	—	2,904	0.03
Non-GAAP net income (loss)	$607	$0.01	$(3,543)	$(0.03)	$3,168	$0.03	$(8,039)	$(0.07)	$13,384	$0.12

Weighted average shares used in per share calculation:		116,270		115,275		112,760		115,318		111,626

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Income (Loss) to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2019	2019	2018	2019	2018
U.S. GAAP net (loss) income	$(2,751)	$(7,192)	$(272)	$(18,502)	$15,035
Depreciation and amortization	5,133	4,755	4,377	14,450	14,174
Interest expense	10	10	10	30	76
Interest and other (income) expense	(68)	(40)	69	(313)	(85)
Income tax expense	166	255	113	544	347
EBITDA	$2,490	$(2,212)	$4,297	$(3,791)	$29,547
Settlement and patent license income	—	—	—	—	(14,900)
Share-based compensation	3,358	3,649	3,421	10,463	10,345
Litigation expenses	—	—	19	—	2,904
Adjusted EBITDA	$5,848	$1,437	$7,737	$6,672	$27,896
For future periods, we are unable to provide a reconciliation of EBITDA and Adjusted EBITDA to net income (loss) as a result of the uncertainty regarding, and the potential variability of, the amounts of depreciation and amortization, interest expense, interest and other (income) expense and income tax expense, that may be incurred in the future.

Exhibit 99.1

Conference Call
At approximately 4:30 p.m. EST (1:30 p.m. PST) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 877-296-5190 within the United States or +1 412-317-5233 outside of the U.S. The conference call will also be audio cast live from http://www.limelight.com and a replay will be available following the call from the Limelight website.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our expectations regarding revenue, gross margin, non-GAAP net income, capital expenditures, and our future prospects. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing customers, unforeseen changes in our hiring patterns, adverse outcomes in litigation, and experiencing expenses that exceed our expectations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.limelightnetworks.com and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of October 16, 2019, and we undertake no duty to update this information in light of new information or future events, unless required by law.
About Limelight
Limelight Networks Inc., (NASDAQ: LLNW), a leading provider of digital content delivery, video, cloud security, and edge computing services, empowers customers to provide exceptional digital experiences. Limelight’s edge services platform includes a unique combination of global private infrastructure, intelligent software, and expert support services that enable current and future workflows. For more information, please visit www.limelight.com, follow us on Twitter, Facebook and LinkedIn.
Copyright (C) 2019 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.
Source: Limelight Networks
Language:
English
CONTACT:
Limelight Networks, Inc.
Sajid Malhotra, 602-850-5778
ir@llnw.com
Ticker Slug:
Ticker: LLNW
Exchange: NASDAQ